Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of January 12, 2024, and is among Summit Materials, Inc., a Delaware corporation (the “Company”), Cementos, the other Argos Parties (each as defined below) and the other holders of Registrable Securities (as defined below) party hereto from time to time. Such holders of Registrable Securities party hereto are collectively referred to herein as the “Securityholders.”

Article 1
Definitions

In this Agreement:

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with, such Person. The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of the Investor, Investor Parent, Investor Member 1, Investor Member 2 or any of their respective Affiliates for purposes of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“Argos Parties” means Cementos and the Investor Participants.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City, New York are authorized or required by law to close.

“Cementos” means Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia.

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Company” has the meaning set forth in the preamble.

“Controlling Person” has meaning set forth in Section 5.01(a).

“Covered Person” has the meaning set forth in Section 5.01(a).

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Equity Securities” has the meaning set forth in the Stockholder Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” has the meaning set forth in Section 2.03.

“Investor” means Cementos and, subject to Section 5.2 of the Stockholder Agreement, its successors and permitted assigns (solely to the extent such Persons are controlled Affiliates of Investor Anchor).

“Investor Anchor” means collectively Investor and its controlled Affiliates and, for so long as Investor Parent holds more than 50% of the issued and outstanding equity securities or voting power of Investor, Investor Parent and its controlled Affiliates.

“Investor Member 1” means Argos SEM LLC, a Delaware limited liability company.

“Investor Member 2” means Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama.

“Investor Parent” means Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia.

“Investor Participant” means any holder of record of shares of Class A Common Stock that is Investor, Investor Parent or any of their respective controlled Affiliates (as the case may be). Each of Investor Member 1 and Investor Member 2 shall initially be an Investor Participant.

“Lock-Up Termination Date” has the meaning set forth in the Stockholder Agreement.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Recognized Exchange” means The New York Stock Exchange or the Nasdaq National Market.

“Registrable Securities” means shares of Class A Common Stock held by the Securityholders from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are eligible to be sold by Securityholders owning such Registrable Securities (including any Registrable Securities deliverable to a Securityholder under an effective registration statement) pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale, unless such Registrable Securities are held by a Securityholder that beneficially owns Shares representing 5% or more of the aggregate voting power of shares of Class A Common Stock or (iii) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a)	all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)	all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c)	all printing, messenger and delivery expenses;

(d)	all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e)	the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f)	any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g)	the reasonable fees and out-of-pocket expenses of not more than one law firm (as selected by the Argos Parties) incurred by all the Securityholders in connection with the registration;

(h)	the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Securityholders); and

(i)	any other fees and disbursements customarily paid by the issuers of Securities.

“S-3 Eligible” has the meaning set forth in Section 2.03.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Shares” means shares of Class A Common Stock of the Company.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securityholders” has the meaning set forth in the preamble.

“Stockholder Agreement” means the Stockholder Agreement, by and among Cementos, Investor Member 1, Investor Member 2, the Company and (for the limited purposes set forth therein) Investor Parent, dated as of the date hereof.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

Article 2
Demand and Piggyback Rights

Section 2.01.      Right to Demand a Non-Shelf Registered Offering; Demand Rights.

(a)               Upon the written demand of one or more of the Argos Parties made at any time and from time to time (a “Demand Notice”), the Company will facilitate in the manner described in this Agreement (i) up to four demand registrations on Form S-1 and (ii) an unlimited number of demand registrations on Form S-3; provided that (A) any underwritten registered offering on Form S-3 will count as a demand registration on Form S-1 by any Securityholder if undertaken as an underwritten registered offering at such Argos Party’s demand at a time when an underwritten registration on Form S-3 is available to the Company), (B) each Argos Party is limited to not more than two underwritten demand registrations in any calendar year without the consent of the other

Argos Parties and the Company and (C) the market value, based on the closing price of the Company’s Class A Common Stock on the Business Day immediately preceding the date of the Demand Notice, of the aggregate amount of Registrable Securities held by the Argos Parties that are requested in such Demand Notice to be included in such registered offering is at least $50,000,000.

(b)               Any demanded non-shelf registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and will also include Registrable Securities to be sold by Securityholders that exercise their related piggyback rights pursuant to Section 2.02 hereof and any other Registrable Securities to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, in each case, to the extent exercising such rights on a timely basis. In order to be valid, the Demand Notice must provide the information described in Section 3.01 hereof (if applicable) and Section 4.05 hereof or be followed by such information, when requested as contemplated by Section 4.05 hereof.

(c)              Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than 60 days after receiving a valid Demand Notice satisfying the criteria set forth in Section 2.01 hereof, the Company shall file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.02 hereof (which other Registrable Securities may be included by means of a pre-effective amendment) and any other registrable securities properly requested in accordance with other registration rights agreements with the Company, but subject in each case to any cutbacks imposed in accordance with Section 3.05 hereof and the limitations set forth in Section 2.06 hereof.

Section 2.02.      Right to Piggyback on a Non-Shelf Registered Offering.

(a)               If the Company proposes to register any of its Equity Securities under the Securities Act either for the Company’s own account or any of its stockholders (other than pursuant to registrations on Form S-4 or Form S-8 (or other similar successor forms then in effect under the Securities Act), if such registered primary offerings are registrations (i) relating solely to employee benefit plans, (ii) pursuant to which the Company is offering Equity Securities solely to then-existing stockholders of the Company, (iii) relating solely to dividend reinvestment or similar plans, (iv) pursuant to which the Company intends to exchange its own Securities for other Securities, or (v) on any registration form which does not permit secondary sales or which does not include substantially the same information as would be required to be included in a registration statement for the Registrable Securities) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to the Investor of such proposal not later than the twentieth (20) day prior to the anticipated filing date of such Piggyback Registration and the Securityholders may exercise piggyback rights to have included in such offering Registrable Securities held by them, subject in each case to any cutbacks imposed in accordance with Section 3.05 hereof and the limitations set forth in Section 2.06 hereof. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

Section 2.03.      Right to Demand and be Included in a Shelf Registration. Following the Lock-Up Termination Date, and no later than 60 days after receiving a valid Demand Notice satisfying the criteria set forth in Section 2.01 hereof, the Company will (i) prepare and file with the United States Securities and Exchange Commission a shelf registration for the Registrable Securities on (a) Form S-3 or a successor form (any such form, a “Form S-3”), if the Company is then eligible to file a registration statement on Form S-3 (“S-3 Eligible”), or (b) if the Company is not then S-3 Eligible, any other appropriate form under the Securities Act for the type of offering contemplated by such Securityholder or (ii) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, which in each case of (i) and (ii) covers all Registrable Securities then outstanding held by Investor, its Affiliates and their permitted assignees for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto. If at the time of such request the Company is a WKSI, such shelf registration shall, upon the approval of the board of directors of the Company, cover an unspecified number of Registrable Securities to be sold thereunder.

Section 2.04.      Demand and Piggyback Rights for Shelf Takedowns. Upon receiving a valid Demand Notice satisfying the criteria set forth in Section 2.01 hereof, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights by the Argos Parties or at the initiative of the Company), the Securityholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf.

Section 2.05.      Right to Reload a Shelf. Upon the approval of the board of directors of the Company, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of Registrable Securities previously taken down off of such shelf by all Securityholders and not yet “reloaded” onto such shelf. The board of directors of the Company (or certain designated members thereof) will consult and coordinate with the Argos Parties in order to accomplish such replenishments from time to time in a sensible manner.

Section 2.06.      Limitations on Demand and Piggyback Rights.

(a)               Any demand for the filing of a registration statement or for a registered offering or takedown, and the exercise of any piggyback registration rights, will be subject to the constraints of any applicable lockup arrangements, and any such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Securityholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company on Form S-4 or Form S-8 (or other similar successor forms then in effect under the Securities Act), if such registered primary offerings are registrations (i) relating solely to employee benefit plans, (ii) pursuant to which the Company is offering Equity Securities solely to then-existing stockholders of the Company, (iii) relating solely to dividend reinvestment or similar plans, (iv) pursuant to which the Company intends to exchange its own Securities for other Securities, (v) on any registration form which does not permit secondary sales or which does not include substantially the same information as would be required to be included in a registration statement for Registrable Securities, (vi) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for Equity Securities or Class A Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the common equity into which such notes may be converted, or (vii) a registration where the Registrable Securities are not being sold for cash.

(b)               Upon prior written notice to the Investor, the Company may postpone the filing of a demanded registration statement or suspend the initial effectiveness or continued use of any shelf registration statement for a reasonable “blackout period” not in excess of 60 days if the board of directors determines in good faith that such registration or offering could (i) materially interfere with a bona fide business acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company or (ii) require the inclusion, in any related registration statement, of financial statements that are unavailable to the Company for reasons beyond the Company’s control; provided that the Company shall not delay the filing of any demanded registration statement more than twice in any 12-month period; provided further, that in the event there are two blackout periods in any 12-month period, such blackout periods may not occur consecutively. The blackout period will end upon the earlier to occur of, (A) in the case of a bona fide business, acquisition or divestiture or financing transaction, a date not later than 60 days from the date such deferral commenced or (B) in the case of disclosure of material non-public information or in the case that financial statements are unavailable to the Company for reasons beyond the Company’s control, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, and (y) the date upon which such information is otherwise disclosed.

Article 3
Notices, Cutbacks and Other Matters

Section 3.01.      Notifications Regarding Registration Statements. In order for the Argos Parties to exercise their right to demand that a registration statement be filed, they must include in their Demand Notice the number of Registrable Securities sought to be registered and the proposed plan of distribution.

Section 3.02.      Notifications Regarding Registration Piggyback Rights.

(a)               In the event that the Company receives (i) any demand from an Argos Party pursuant to Section 2.01 hereof, or (ii) if the Company files a registration statement with respect to a non-shelf registered offering, the Company will promptly give to each of the Securityholders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day following receipt by the Company of such demand or the filing of such registration statement, as applicable. Any Securityholder wishing to exercise its piggyback rights with respect to any such non-shelf registration statement must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the second Business Day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Registrable Securities held by all Securityholders will be included up to the applicable percentage.

(b)              Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective non-shelf registration.

Section 3.03.      Notifications Regarding Demanded Underwritten Takedowns.

(a)               The Company will keep the Securityholders reasonably apprised of all pertinent aspects of any underwritten shelf takedown demanded by an Argos Party in order that Securityholders may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Securityholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by an Argos Party or made at the Company’s own initiative) no later than 5:00 p.m., New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b)              Any Securityholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.

(c)               Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

Section 3.04.      Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, for such offering. Otherwise, the Argos Parties, if participating in such offering (or Securityholders holding a majority of the Shares requested to be included if no Argos Party is participating in such offering), will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services; provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to the Company, and such Argos Parties will also be entitled to select counsel for the selling Securityholders (which may be the same as counsel for the Company).

Section 3.05.      Cutbacks. If the managing underwriters advise the Company and the selling Securityholders that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering. If an offering is an underwritten registration and the underwriter(s) give notice that the Registrable Securities proposed to be included therein will be subject to cutback, then Registrable Securities will be included in the following order of priority: (i) Equity Securities proposed to be included in such registration by the Company for its own account, or Registrable Securities for the account of such holder for whom or for which the registration was originally effected pursuant to demand or other registration rights, as applicable (subject to pro rata cutback as set out in clause (ii)), and (ii) any excess up to the cutback will be allocated among other participating holders pro rata to their respective Registrable Securities proposed to be included in the offering.

Section 3.06.      Withdrawals. Even if Registrable Securities held by a Securityholder have been part of a registered underwritten offering, such Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

Section 3.07.      Lockups. In connection with any underwritten offering of Shares, the Company and each Securityholder will agree (in the case of Securityholders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to by the Company. In addition, the Securityholders shall be bound by their obligations with respect to any lockup arrangements or other restrictions on transfer of Registrable Securities set forth in the Stockholder Agreement.

Article 4
Facilitating Registrations and Offerings

Section 4.01.      General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Securityholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Registrable Securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article 4.

Section 4.02.      Registration Statements. In connection with each registration statement that is demanded by Securityholders in accordance with this Agreement or as to which piggyback rights otherwise apply, the Company will:

(a)               (1) prepare and file with the SEC a registration statement on an appropriate form covering the applicable Registrable Securities, (2) file amendments thereto as warranted, (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Argos Parties and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b)               (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Securityholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Securityholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Securityholders or any underwriter available for discussion of such documents; and (2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Securityholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Securityholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c)               use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)               notify each Securityholder promptly, and, if requested by such Securityholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)               furnish counsel for each underwriter, if any, and for the Securityholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f)               otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g)               use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

Section 4.03.      Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Securityholders or as to which piggyback rights otherwise apply, the Company will:

(a)               cooperate with the selling Securityholders and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Securityholders or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b)               furnish to each Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c)               (1) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Securityholder holding Registrable Securities covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (3) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d)               cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Securityholders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e)               cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f)               use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Securityholders or the lead managing underwriter of an underwritten offering;

(g)               in the case of an offering that includes a provider of advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form); and

(h)               enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i)                 make such representations and warranties to the selling Securityholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)                 obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Securityholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Securityholders and underwriters;

(iii)              obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Securityholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(iv)                 to the extent requested and customary for the relevant transaction, enter into a Securities sales agreement with the Securityholders providing for, among other things, the appointment of such representative as agent for the selling Securityholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

Section 4.04.      Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Securityholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Securityholders and underwriters and any counsel or accountant retained by such Securityholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

Section 4.05.      Information from Securityholders. Each Securityholder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Securityholder and the proposed distribution by such Securityholder of such Registrable Securities as the Company may from time to time reasonably request in writing.

Section 4.06.      Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Securityholders will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of a Securityholder will be borne by such Securityholder.

Article 5
Indemnification

Section 5.01.      Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholders, the Company will indemnify and hold harmless each of the Securityholders, their respective officers, directors and Affiliates, and each underwriter of such securities and each other Person, if any, who is or might be deemed to be a “controlling person” of the Company or of any Securityholder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, a “Controlling Person”), their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, employees, agents, Affiliates and shareholders, each underwriter of such securities and each other Person, if any, who acts on behalf of or controls any such Securityholder, underwriter or Controlling Person (each of the foregoing, a “Covered Person”), against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which such Covered Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Covered Person, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such Shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse each such Covered Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Covered Person specifically for use in the preparation thereof.

Section 5.02.      Indemnification by Securityholders. Each Securityholder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.01 hereof) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, any Person who is or might be deemed a Controlling Person of the Company, and each underwriter of such securities, and their respective Covered Persons, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Securityholder specifically regarding such Securityholder for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by such Securityholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

Section 5.03.      Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.01 and Section 5.02 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article 5, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

Section 5.04.      Contribution. If the indemnification required by this Article 5 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 5.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.04.

Notwithstanding the provisions of this Section 5.04, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

Article 6
Other Agreements

Section 6.01.      Assignment. Neither the Company nor any Securityholder shall assign all or any part of this Agreement without the prior written consent of the Company and the Argos Parties. Notwithstanding the foregoing, without the prior written consent of the Company, each Argos Party may assign its rights and obligations under this Agreement in whole or in part to any transferee of such Person’s Shares, provided, that such transfer is permitted pursuant to the Stockholder Agreement; provided further, that any Person who becomes a holder of Registrable Securities upon a transfer by an Argos Party of Shares becomes a party hereto by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

Section 6.02.      Merger or Consolidation. In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Securityholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Securityholders then holding at least 90% of the Registrable Securities otherwise agree, use its commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement. To the extent any such modification of “inherited” registration rights disproportionately and adversely impacts any Securityholder hereunder, such modification shall not be effective as to such Securityholder without the consent of such Securityholder.

Section 6.03.      Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Securityholder shall have any personal liability for performance of any obligation of such Securityholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Securityholder.

Section 6.04.      Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information) and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, the Company will deliver to such Securityholder a written statement as to whether it has complied with such requirements. For the avoidance of doubt, this Section 6.04 shall not in any way limit or otherwise modify any applicable restrictions on transfer set forth in the Shareholder Agreement.

Section 6.05.      In-Kind Distributions. If any Securityholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with such Securityholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Securityholder.

Article 7
Miscellaneous

Section 7.01.      Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Summit Materials, Inc.

1801 California St., Ste. 3500

Denver, CO 80202

Attention: Christopher B. Gaskill

E-mail: [***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: James P. Dougherty; Evan Rosen

Telephone: (212) 450-4000

E-mail: james.dougherty@davispolk.com; evan.rosen@davispolk.com

If to Investor, Investor Member 1 or Investor Member 2:

Cementos Argos S.A.

Carrera 43A #1A sur – 143,

Centro Santillana, Torre Norte, Piso 3

Medellín, Colombia
Attention: Felipe Aristizabal; Maria Isabel Echeverri; and Santiago Jaramillo
E-mail: [***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004
Attention: Sergio Galvis and Scott Crofton
Telephone: (212) 558-4000

E-mail: galviss@sullcrom.com / croftons@sullcrom.com

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic transmission, (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

Section 7.02.      Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

Section 7.03.      Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 7.04.      Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)               The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b)               EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05.      Amendments.

(a)               This Agreement may be amended only by an instrument in writing executed by the Company and the Argos Parties holding at least a majority of the Registrable Securities collectively held by them; provided that any amendment that would adversely impact the rights hereunder of any of the Argos Parties shall require the prior written consent of Investor. This Agreement will terminate as to any Securityholder when it no longer holds any Registrable Securities.

(b)               Notwithstanding anything in Section 7.05(a) hereof to the contrary, if the Company at any time after the date of this Agreement grants to any other holders of its securities (other than any new Securityholder becoming party hereto after the date hereof) any rights to request or cause the Company to effect the registration under the Securities Act or offering or sale of any such securities on any terms materially more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, upon the request of the Argos Parties, be deemed amended or supplemented to the extent necessary to provide the Argos Parties such more favorable rights and benefits, and, at the election and sole discretion of the Argos Parties (as evidenced by a written notice to the Company), shall be deemed amended or supplemented to the extent necessary to provide to the Securityholders party hereto other than the Argos Parties those more favorable rights and benefits as selected by the Argos Parties to be provided to such other Securityholders and set forth in such written notice.

Section 7.06.      Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

Section 7.07.      Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

Section 7.08.      Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

Section 7.09.      Additional Holders. Notwithstanding anything herein to the contrary, the Company may from time to time add additional holders of Registrable Securities of the Company as parties to this Agreement with the consent of Investor and without the consent or additional signatures of any other holders of Registrable Securities hereunder. In order to become a party to this Agreement, such additional party must execute a signature page evidencing such party’s agreement to be bound hereby as a Securityholder, and upon the Company’s receipt of any such additional holder’s executed signature page hereto, such additional holder shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.

Section 7.10.      Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Section 7.11.      Third-Party Beneficiaries. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any Person other than the parties and their successors or permitted assigns; provided, however, that the parties hereto hereby acknowledge and agree that the Persons set forth in Section 5.01 and Section 5.02 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 5.01 and Section 5.02.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY: SUMMIT MATERIALS, INC.
By:	/s/ Christopher B. Gaskill
Name: Christopher B. Gaskill
Title: EVP, Chief Legal Officer & Secretary

ARGOS PARTIES: CEMENTOS ARGOS S.A.
By:	/s/ María Isabel Echeverri
Name: María Isabel Echeverri
Title: Vice President

ARGOS SEM LLC

By:	/s/ Gustavo Adolfo Uribe
Name: Gustavo Adolfo Uribe
Title: President

VALLE CEMENT INVESTMENTS, INC.
By:	/s/ Gari Manuel de la Rosa
Name: Gari Manuel de la Rosa
Title: Vice President

[Signature Page to Registration Rights Agreement]

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[•], 20__

Reference is made to the Registration Rights Agreement, dated as of [●], 2024, by and among Summit Materials, Inc. (the “Company”), Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia, Argos SEM LLC, a Delaware limited liability company, and Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 6.01 of the Registration Rights Agreement, [•] (the “Assignor”) in its capacity as an Argos Party in the Registration Rights Agreement hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [•], [•] and [•] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement as an Argos Party and Securityholder. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s Shares shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of Page Intentionally Left Blank.]

Exhibit A-1

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR: [•]
By:
Name:
Title:

ASSIGNEE(S): [•]
By:
Name:
Title: